      As filed with the Securities and Exchange Commission on August 23, 1996
                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                             PRICELLULAR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                       22-3043811
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                              45 ROCKEFELLER PLAZA
                                   SUITE 3200
                            NEW YORK, NEW YORK 10020
                                  212-459-0800
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                             PRICELLULAR CORPORATION
                             1994 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                ---------------

                                  ROBERT PRICE
                             PRICELLULAR CORPORATION
                                   SUITE 3200
                              45 ROCKEFELLER PLAZA
                               NEW YORK, NY 10020
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (212) 459-0800

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                         PROPOSED                PROPOSED
                                                                          MAXIMUM                MAXIMUM
                                                                         OFFERING               AGGREGATE               AMOUNT OF
TITLE OF SECURITIES                         AMOUNT TO BE                 PRICE PER               OFFERING             REGISTRATION
TO BE REGISTERED                            REGISTERED*                   SHARE**                PRICE**                   FEE
- ----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock (par
value $.01 per share) ...........         2,109,375 shares                $12.75                 $26,894,532            $9,274
==================================================================================================================================

   * Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

   ** Estimated pursuant to Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the American Stock Exchange Composite Transaction Tape on August 22, 1996.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The Registrant hereby incorporates herein by reference the following documents:

                  (1) The Company's Prospectus relating to the offering of 2,500,000 shares of the Company's Class A Common Stock dated July 30, 1996;

                  (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995;

                  (3) The description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on December 8, 1994, as amended on June 19, 1996; and

                  (4) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expense actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

                  Article XI, Section 1 of the Company's By-Laws provides for indemnification of its directors and officers to the fullest extent permitted by the Delaware Corporation Law. In accordance with the Delaware Corporation Law, the Company's Certificate of Incorporation, as amended, limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived any improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws. The Company has entered into indemnification agreements with each of its directors and officers to indemnify them to the maximum extent permitted by Delaware law.

                                    EXHIBITS

                  The following is a complete list of exhibits filed as part of this Registration Statement:


Exhibit
  No.
- -------

   4              1994 Stock Option Plan
   5              Opinion of Davis Polk & Wardwell
  23(a)           Consent of Davis Polk & Wardwell (included in Exhibit 5)
  23(b)           Consent of Ernst & Young LLP
  24              Powers of Attorney (included on pages 6-7)


                                  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and


                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 23rd day of August, 1996.



                                                PRICELLULAR CORPORATION



                                                By:   /s/ Robert Price
                                                   ---------------------------
                                                     Robert Price
                                                     President

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Robert Price and Stuart B. Rosenstein, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable PriCellular Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendment to such registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                               Title                                    Date
- ---------                                               -----                                    ----


  /s/ Robert Price                                      Director and President                   August 23, 1996
- ----------------------------------                      (Principal Executive Officer)
Robert Price




  /s/ Stuart B. Rosenstein                              Vice President, Chief Financial          August 23, 1996
- ----------------------------------                      Officer and Treasurer
Stuart B. Rosenstein                                    (Principal Financial and
                                                        Accounting Officer)



  /s/ Kim I. Pressman                                   Director, Vice President and             August 23, 1996
- --------------------------------                        Secretary
Kim I. Pressmen




  /s/ Brion B. Applegate                                Director                                 August 23, 1996
- --------------------------------
Brion B. Applegate

SIGNATURE                                               TITLE                                   DATE
- ---------                                               -----                                   ----
  /s/ Tim R. Palmer                                     Director                                 August 23, 1996
- ---------------------------------
Tim R. Palmer



  /s/ Scott Sperling                                    Director                                 August 23, 1996
- --------------------------------
Scott Sperling

                                INDEX TO EXHIBITS


Exhibit                                                     Sequentially
Number                  Exhibit                             Numbered Page
- -------                 -------                             -------------


4             1994 Stock Option Plan


5             Opinion of Davis Polk & Wardwell


23(a)         Consent of Davis Polk & Wardwell (included in Exhibit 5)


23(b)         Consent of Ernst & Young LLP


24            Powers of Attorney (included on pages 6-7)